RICHTON INTERNATIONAL CORPORATION

                   DETERMINATION OF AVERAGE SHARES OUTSTANDING

                                DECEMBER 31, 1995
--------------------------------------------------------------------------------

                                                                     average
                                                                     -------

    Shares outstanding                       weighted average --    2,949,447

               amount     exer price      ave mkt price
              --------    ----------      -------------
 Warrants
              236,250        1.375            4.625

              100,000            3            4.625                   201,149

 Options
              270,000         2.20            4.625                   139,422
                                                                   ----------

                 Total                                              3,290,018
                                                                   ==========